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                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement (this "Agreement"), dated as of July 21, 2004, is by and between The Meridian Resource Corporation, a Texas corporation (the "Company"), and SWEPI LP, a Delaware limited partnership ("Shell") and successor by merger to Shell Louisiana Onshore Properties Inc., a Delaware corporation.

      WHEREAS, Shell holds 7,082,030 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock");

      WHEREAS, the Company desires to increase the public float of the Common Stock;

      WHEREAS, Shell wishes to sell all or a portion of the Shares to the Company, and the Company wishes to purchase all or a portion of the Shares from Shell on the terms and conditions set forth herein;

      WHEREAS, the Company anticipates making a public offering in July 2004 of shares of Common Stock (the "Offering"), and the Company expects to use a portion of the proceeds from the Offering to purchase all or a portion of the Shares;

      WHEREAS, in connection with the Offering, the Company anticipates entering into an Underwriting Agreement with one or more investment banking firms (the "Underwriting Agreement") to sell 12,000,000 shares of Common Stock in the Offering, and the Company expects to grant to the underwriters an option to purchase an additional 1,800,000 shares of Common Stock to cover over-allotments (the "Over-allotment Option").

      NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase of Shares. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, Shell agrees to sell the Shares to the Company, and the Company agrees to purchase the Shares from Shell, at a purchase price per share (the "Purchase Price") determined by the price per share paid by the underwriters to the Company for Common Stock pursuant to the Underwriting Agreement. The Purchase Price will be determined based on the gross public offering price per share less underwriting discounts and commission not to exceed four percent (4%) but before any offering expenses.

      (a)   Primary Shares.

            (i) Subject to the terms and conditions set forth herein, the closing ("Primary Closing") of the purchase of 6,000,000 of the Shares (the "Primary Shares") shall take place at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, at 9:00 A.M., local time, immediately following the initial closing of the transactions contemplated by the Underwriting Agreement (the "Initial Closing") or such other date as the parties may agree (the "Primary Closing Date"). The Initial Closing shall occur not later than the third (fourth if


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the pricing occurs after 4:30 p.m. New York City time) business day after the date of the execution of the Underwriting Agreement.

            (ii) At the Primary Closing, Shell shall deliver to the Company the certificate or certificates representing the Primary Shares, duly endorsed in blank or accompanied by separate stock powers so endorsed.

            (iii) The Company shall direct the underwriters of the Offering to pay the Purchase Price for the Primary Shares on the Primary Closing Date by wire transfer of immediately available funds to an account designated by Shell (the number for which account shall have been furnished to the Company at least one business day prior to the Primary Closing Date).

            (iv) The parties acknowledge that the Company expects to offer 12,000,000 shares of Common Stock in the Offering, excluding the Over-allotment Option. Notwithstanding the foregoing or anything else in this Agreement to the contrary, the number of Primary Shares to be purchased at the Primary Closing shall be reduced in accordance with this Section 1(a)(iv), if and as applicable. If the Company is unwilling or unable to sell all of such shares in the Offering, the first $30,000,000 of net proceeds from the Offering after underwriting discounts and commissions and expenses of the Offering shall be solely for the account of the Company and shall not be used to purchase any of the Shares. To the extent the net proceeds from the Offering after underwriting discounts and commissions and expenses of the Offering exceed $30,000,000, but are less than $60,000,000, such net proceeds in excess of $30,000,000 up to $60,000,000, to the extent of such excess but subject to the following two sentences, shall be used by the Company to purchase up to all of the Primary Shares that can be purchased at the Purchase Price. To the extent the net proceeds from the Offering exceed $60,000,000, one-half of the amount of such net proceeds over $60,000,000 shall be used to purchase Primary Shares to the extent not purchased pursuant to the preceding sentence. To the extent that net proceeds from the Offering after underwriting discounts and commissions and expenses of the Offering exceed $60,000,000, one-half of the amount of such net proceeds over $60,000,000 shall be for the account of the Company and the Company shall not be required to purchase Primary or Secondary Shares (as defined below) with such one-half of the amount of net proceeds over $60,000,000.

      (b)   Secondary Shares.

            (i) If the underwriters advise the Company that there is sufficient demand to exercise all or a portion of the Over-allotment Option, the Company agrees that it will sell up to 1,082,030 shares of Common Stock to meet such demand. The Company will not be under any obligations under this Agreement to sell in excess of 1,082,030 shares of Common Stock in the exercise of the Over-allotment Option.

            (ii) If the underwriters exercise the Over-allotment Option under the Underwriting Agreement, and subject to the terms and conditions set forth herein, the secondary closing ("Secondary Closing") of the purchase of up to 1,082,030 of the Shares (the "Secondary Shares") shall take place at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, at 9:00 A.M., local time, immediately following the closing of the


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exercise of the Over-allotment Option or such other date as the parties may agree (the "Secondary Closing Date"). The number of Secondary Shares to be purchased at the Secondary Closing shall be reduced as the size of the exercise of the Over-allotment Option is reduced, such that proceeds from the exercise of the Over-allotment Option will be used by the Company to purchase the Secondary Shares at the Purchase Price prior to retaining any proceeds for its own account.

            (iii) At the Secondary Closing, Shell shall deliver to the Company the certificate or certificates representing the Secondary Shares, duly endorsed in blank or accompanied by separate stock powers so endorsed.

            (iv) The Company shall direct the underwriters of the Offering to pay the Purchase Price for the Secondary Shares on the Secondary Closing Date by wire transfer of immediately available funds to an account designated by Shell (the number for which account shall have been furnished to the Company at least one business day prior to the Secondary Closing Date).

            (v) Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Company shall only be required to purchase Secondary Shares to the extent that net proceeds from the exercise of the Over-allotment Option are sufficient to do so. If all of the Secondary Shares are purchased by the Company, net proceeds from the exercise of the Over-allotment Option in excess of the amount necessary to purchase the Secondary Shares at the Purchase Price shall be for the account of the Company, and the Company shall not be required to use any such excess to purchase any Primary Shares that were not purchased at the Primary Closing in accordance with
Section 1(a)(iv).


2. Representations and Warranties of Shell. Shell hereby represents and warrants to the Company that:

      (a) Shell is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to execute and deliver this Agreement and consummate the transactions and perform each of its obligations contemplated hereby.

      (b) The execution and delivery of this Agreement by Shell, the consummation by Shell of each of the transactions and the performance by Shell of each of its obligations contemplated hereby have been duly and properly authorized by all necessary corporate action on the part of Shell, and the consummation of the transactions contemplated hereby are within its powers and have been duly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by Shell, and, assuming the accuracy of the representations and warranties of the Company in Section 3 hereof, constitutes the valid and legally binding obligation of Shell, enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


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      (c)   The execution and delivery of this Agreement by Shell and the consummation of each of the transactions and the performance of each of the obligations contemplated hereby (i) do not conflict with or violate (whether with or without notice or a lapse of time or both), require the consent of any Person to or otherwise result in a material detriment to Shell under its organizational documents or any agreement to which it is a party or any law or order applicable to it, in each case in a manner that could reasonably be expected to materially hinder or impair the completion of any of the transactions contemplated hereby or have a material adverse effect on the business, properties or condition (financial or otherwise) of Shell; and (ii) do not impose any penalty or other onerous condition on Shell that could reasonably be expected to materially hinder or impact the completion of any of the transactions contemplated hereby. As used herein, the term "Person" means a natural person, corporation, limited liability company, venture, partnership, trust, unincorporated organization, association or other entity.

      (d) No approval from any Governmental Entity is required by or with respect to Shell in connection with the execution and delivery by Shell of this Agreement or the consummation by Shell of the transactions contemplated hereby, except for any such approval the failure of which to be made or obtained (i) has not impaired and could not reasonably be expected to impair the ability of Shell to perform its obligations under this Agreement in any material respect and (ii) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement. As used herein, the term "Governmental Entity" means any agency, bureau, commission, authority, department, official, political subdivision, tribunal or other instrumentality of any government, whether (i) regulatory, administrative or otherwise; (ii) federal, state or local or (iii) domestic or foreign.

      (e) Shell is the record and beneficial owner of the Shares, free and clear of any lien and any other limitation or restriction, and will transfer and deliver to the Company on the Primary Closing Date, and if applicable, the Secondary Closing Date, valid title to the Shares, free and clear of any lien and any such other limitation or restriction. The Shares are all of the shares of Common Stock owned by Shell or any of its affiliates.

      (f) Shell (i) has the requisite knowledge, sophistication and experience in order to fairly evaluate a disposition of the Shares, including the risks associated therewith, and (ii) has adequate information and has made its own independent investigation and evaluation to the extent it deems necessary or appropriate concerning the properties, business and financial condition of the Company to make an informed decision regarding the sale of the Shares pursuant to this Agreement.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to Shell that:

      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to execute and deliver this Agreement and consummate the transactions and perform each of its obligations contemplated hereby.

      (b) The execution and delivery of this Agreement by the Company, the consummation by the Company of each of the transactions and the performance by the Company


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of each of its obligations contemplated hereby have been duly and properly authorized by all necessary corporate action on the part of the Company, and the consummation of the transactions contemplated hereby are within its powers and have been duly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by it and, assuming the accuracy of the representations and warranties of Shell in Section 2 hereof, constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (c) The execution and delivery of this Agreement by the Company and the consummation of each of the transactions and the performance of each of the obligations contemplated hereby (i) do not conflict with or violate (whether with or without notice or a lapse of time or both), require the consent of any Person to or otherwise result in a material detriment to the Company under its organizational documents or any agreement to which it is a party or any law or order applicable to it, in each case in a manner that could reasonably be expected to materially hinder or impair the completion of any of the transactions contemplated hereby or have a material adverse effect on the business, properties or condition (financial or otherwise) of the Company; and
(ii) do not impose any penalty or other onerous condition on the Company that could reasonably be expected to materially hinder or impact the completion of any of the transactions contemplated hereby.

      (d) No approval from any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for any such approval the failure of which to be made or obtained (i) has not impaired and could not reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement in any material respect and (ii) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement.

4.    Conditions to Closing.


      (a) Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated hereby is subject to the satisfaction of the following conditions:

            (i) The Initial Closing of the Offering shall have been consummated and the Company shall have received proceeds from the Offering, net of underwriting discounts and commissions and expenses of the Offering, in excess of $30,000,000, without regard to any exercise of the Over-allotment Option;

            (ii) Shell shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Primary Closing Date or Secondary Closing Date, as applicable;
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            (iii) The representations and warranties of Shell contained in this
Agreement and in any certificate or other writing delivered by Shell pursuant hereto shall be true in all material respects at and as of the Primary Closing Date or Secondary Closing Date, as applicable, as if made at and as of such date; and

            (iv) The Company shall have received a certificate signed by a duly authorized officer or attorney-in-fact of Shell to the effect set forth in clauses (ii) and (iii) above.

      (b) Conditions to Obligations of Shell. The obligation of Shell to consummate the transactions contemplated hereby is subject to the satisfaction of the following conditions:

            (i) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Primary Closing Date or Secondary Closing Date, as applicable;

            (ii) The representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true in all material respects at and as of the Primary Closing Date or Secondary Closing Date, as applicable, as if made at and as of such date; and

            (iii) Shell shall have received a certificate signed by a duly authorized officer or attorney-in-fact of the Company to the effect set forth in clauses (i) and (ii) above.

5. Lock-up. Subject to Section 7 hereof, for a period commencing on the date hereof and ending 45 days after the date of the Underwriting Agreement, Shell will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any of the Shares or any other shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Shares or other shares of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Company, other than the Shares to be sold hereunder.

6. Governmental Filings. Shell shall make all filings with any Governmental Entity required by Shell in connection with the execution and delivery by Shell of this Agreement or the consummation by Shell of the transactions contemplated hereby, including without limitation, all filings with the Securities and Exchange Commission ("SEC") required pursuant to the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, the Company shall file with the SEC within one business day after the date hereof a preliminary prospectus supplement relating to the Offering, and Shell shall not make any filings with any Governmental Entity or otherwise publicly announce entering into this Agreement or the sale of the Shares hereunder prior to the time the Company files such preliminary prospectus supplement or otherwise publicly announces the Offering.

7.    Public Offering; Termination.


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      (a)   The Company may, in its sole discretion, enter into the Underwriting
Agreement and make a public offering of securities, which offering will be made at prices determined solely by the Company and its underwriters. Nothing in this Agreement shall be construed to require the Company to enter into the Underwriting Agreement or to make any public offering of Common Stock or any other securities, nor shall it be construed to require the Company to receive any minimum price for its securities thereunder.

      (b) If the execution of the Underwriting Agreement shall not have occurred on or before July 31, 2004, this Agreement shall terminate and be of no further force and effect.

      (c) If the Company purchases a portion of but less than all Primary Shares in accordance with Section 1(a)(iv), Section 5 hereof shall terminate and be of no further force and effect.

      (d) Shell may terminate this Agreement at any time prior to the time that the Company executes the Underwriting Agreement. At least one hour prior to entering into the Underwriting Agreement, the Company shall notify at least one of the following designated Shell representatives in person or by telephone as to the Purchase Price to be contained in the Underwriting Agreement: Clint Wetmore (281/544-5063 or 713/254-6395); Anne Dorlay (281/544-4585 or
832/282-8941) or Duane King (281/544-4544). If the Company is unable to speak with any of such Shell representatives after one hour of reasonable efforts to do so, Shell shall be deemed to have accepted such Purchase Price. Notwithstanding anything contained in this Agreement to the contrary, if Shell terminates this Agreement in accordance with this Section 7(d), Section 5 hereof shall remain in effect in accordance with its terms.

8. Expenses. Each of the Company and Shell shall pay its own expenses incurred in connection with the transactions contemplated hereby.

9.    Miscellaneous.

      (a) All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

            If to Shell, to:

            SWEPI LP
            200 N. Dairy Ashford Road
            Houston, Texas  77079
            Attention:  Clint Wetmore
            Fax:  (281) 544-5042

            With a copy to:

            Shell Oil Company
            200 N. Dairy Ashford Road
            Houston, Texas  77079
            Attention:  Duane C. King


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            Fax:  (281) 544-4544

            If to the Company, to:

            The Meridian Resource Corporation
            1401 Enclave Parkway, Suite 300
            Houston, Texas  77077
            Attention:  Chief Executive Officer
            Fax:  (281) 597-8880

            With a copy to:

            Fulbright & Jaworski L.L.P.
            1301 McKinney, Suite 5100
            Houston, Texas  77010
            Attention:  Charles L. Strauss
            Fax:  (713) 651-5246

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. By notice given in accordance with this Section 8 to the other party, either party may change its address for the receipt of notices under this Agreement.

      (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      (c) Neither party may assign this Agreement without the prior written consent of the other party. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      (d) This Agreement shall be governed by and construed in accordance with the law of the State of Texas, without reference to its conflict of laws principles.

      (e) Each of the parties hereto agrees that, except as may be required by applicable law or any listing agreement with any national securities exchange, such party will not issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without obtaining the prior written consent of the other party.

      (f) The captions and headings appearing at the beginning of the various sections of this Agreement are for convenience of reference only and shall not be given any effect whatsoever in the construction or interpretation of this Agreement.


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      (g)   This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may execute this Agreement by the delivery of a facsimile signature, which signature shall have the same force and effect as an original signature. Any party that delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other party; provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile.


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      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

                                    THE MERIDIAN RESOURCE CORPORATION

                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    SWEPI LP

                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


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